Exhibit 32

                             CERTIFICATE PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Advanced Technologies Group, Ltd. (the "Company") on Form 10-QSB for the period ended July 31, 2004 as filed with the Securities and Exchange Commission (the "Report"), each of the undersigned, in the capacities and on the dates indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: September 24, 2004                   By: /s/ Alex Stelmak
                                              ---------------------------------
                                              Alex Stelmak
                                              Chief Financial Officer


Date: September 24, 2004                   By: /s/ Abel Raskas
                                              ---------------------------------
                                              Abel Raskas
                                              President